Filed Pursuant to Rule 433
                                                         File No.: 333-132319-04

Free Writing Prospectus                            Date Prepared: March 15, 2007

--------------------------------------------------------------------------------
 Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates,
                                  Series 2007-1
--------------------------------------------------------------------------------

                  Approximate Total Offered Size: $690,761,000

                            Citicorp Trust Bank, fsb
                                   Originator
                               CitiMortgage, Inc.
                                    Servicer
                 Citicorp Residential Mortgage Securities, Inc.
                                    Depositor
                Citicorp Residential Mortgage Trust Series 2007-1
                                 Issuing Entity


                                                     Initial Credit     Ratings         WAL (Call/      Window (Call/
Tranche     Amount ($)(1)     Int. Type / Class(2)   Enhancement      (S&P/Moody's)      Mat)(3)           Mat)(3)
-----------------------------------------------------------------------------------------------------------------------
                                                 OFFERED CERTIFICATES
Class A-1    255,044,000    Fixed /Senior               14.75%         AAA   Aaa       1.00 / 1.00     1 - 22 / 1 - 22
Class A-2     85,207,000    Fixed /Senior               14.75%         AAA   Aaa       2.20 / 2.20    22 - 31 / 22 - 31
Class A-3     72,446,000    Fixed /Senior               14.75%         AAA   Aaa       3.00 / 3.00    31 - 44 / 31 - 44
Class A-4     95,980,000    Fixed /Senior               14.75%         AAA   Aaa       5.00 / 5.00    44 - 96 / 44 - 96
Class A-5     40,531,000    Fixed /Senior               14.75%         AAA   Aaa      8.07 / 11.28   96 - 97 / 96 - 199
Class A-6     61,023,000    Fixed /Senior/ Lockout      14.75%         AAA   Aaa       6.35 / 6.53   38 - 97 / 38 - 197
Class M-3      7,158,000    Fixed / Mezzanine            8.50%         AA-   Aa3       5.44 / 5.89   37 - 97 / 37 - 146
Class M-4      6,442,000    Fixed / Mezzanine            7.60%         A+    Aa3       5.44 / 5.87   37 - 97 / 37 - 142
Class M-5      8,590,000    Fixed / Mezzanine            6.40%          A     A1       5.44 / 5.84   37 - 97 / 37 - 138
Class M-6      4,295,000    Fixed / Mezzanine            5.80%         A-     A2       5.44 / 5.81   37 - 97 / 37 - 132
Class M-7      5,726,000    Fixed / Mezzanine            5.00%        BBB+    A3       5.44 / 5.78   37 - 97 / 37 - 129
Class M-8      4,295,000    Fixed / Mezzanine            4.40%         BBB   Baa1      5.44 / 5.73   37 - 97 / 37 - 123
Class M-9      6,443,000    Fixed / Mezzanine            3.50%        BBB-   Baa2      5.44 / 5.67   37 - 97 / 37 - 119
                                         OFFERED CERTIFICATES NOT AVAILABLE
Class M-1     17,896,000    Fixed / Mezzanine           12.25%         AA+   Aa1       5.44 / 5.95   38 - 97 / 38 - 161
Class M-2     19,685,000    Fixed / Mezzanine            9.50%         AA    Aa2       5.44 / 5.92   37 - 97 / 37 - 155


(1)   Certificate sizes are subject to change (+/- 5%).
(2) The Certificates will bear interest at fixed rates referred to as Coupon Rates, and their respective Coupon Rates will increase by 0.50% following the first possible Optional Termination Date.
(3)   Based on Pricing Speed.

Transaction Overview:
---------------------
              Lead Manager:   Citigroup Global Markets Inc.
           Rating Agencies:   Moody's/S&P
                   Trustee:   U.S. Bank, N.A.
     Expected Pricing Date:   March 19, 2007
  Expected Settlement Date:   March 29, 2007
  Certificate Administrator   CitiMortgage, Inc.
SEC Registration Statement:   No. 333-132319

                                [Citigroup Logo]

CRMSI 2007-1
                            For Further Information:
                            ------------------------

       Mortgage Finance                                    MBS Trading
   Joel Katz (212) 723-6508                       Steve Weinstein (212) 723-6325
  Taruna Reddy (212) 723-6748                     Supriya Bajoria (212) 723-6325
  Matt Fallon (212) 723-6334
Juliana Castelli (212) 723-6503

                                 MBS Structuring
                           Shekhar Shah (212) 723-5386
                              Tai Wu (212) 723-5859
                           Noel Doromal (212) 723-9026

*All numbers are preliminary and subject to change.

The Depositor has filed a registration statement (including a core prospectus) with the SEC for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the core prospectus dated November 28, 2006 in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. The file number for the Depositor's registration statement is No. 333-132319. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the core prospectus if you request it by calling 1-877-858-5407.

This Free Writing Prospectus is not required to contain all information that is required to be included in the core prospectus and the prospectus supplement.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.


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

CRMSI 2007-1

                              Transaction Overview
--------------------------------------------------------------------------------

Title of the Securities:           Citicorp Residential Mortgage Securities,
                                   Inc., REMIC Pass-Through Certificates, Series
                                   2007-1.

The Certificates:                  Approximately $690,761,000 Offered
                                   Certificates. The Certificates are backed by fixed-rate, first lien, daily simple interest mortgage loans.

Depositor:                         Citicorp Residential Mortgage Securities,
                                   Inc.

Lead Underwriter:                  Citigroup Global Markets Inc.

Co-Manager:                        Lehman Brothers Inc.

Certificate Administrator:         CitiMortgage, Inc.

Originator:                        Citicorp Trust Bank, fsb

Servicer:                          CitiMortgage, Inc.

Trustee:                           U.S. Bank, N.A.

Settlement Date:                   On or about March 29, 2007.

Distribution Date:                 Distribution of principal and interest on the
                                   certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2007.

Offered Certificates:              Classes A-1, A-2, A-3, A-4, A-5 and A-6
                                   Certificates and Classes M-1, M-2, M-3, M-4,
                                   M-5, M-6, M-7, M-8 and M-9 Certificates will be offered.

Class A Certificates:              Classes A-1, A-2, A-3, A-4, A-5 and A-6
                                   Certificates.

Non-Offered Certificates:          Classes CE and R Certificates.

Offered Certificates Not           Classes M-1 and M-2 Certificates.
Available:

Mezzanine Certificates:            Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7,
                                   M-8 and M-9 Certificates.

Fixed-Rate Certificates:           Class A and Mezzanine Certificates.

Subordinate Certificates:          Mezzanine Certificates and Class CE
                                   Certificates.

Cut-Off Date:                      March 1, 2007.

Payment Delay:                     Fixed-Rate Certificates have a 24-day delay.

Day Count:                         Fixed-Rate Certificates are 30/360.

Administrative Fees:               The sum of Servicing Fee, Certificate
                                   Administrator Fee and Trustee Fee is equal to 0.50%.

Legal Final Maturity:              For all Classes the legal final maturity is
                                   expected to be the Distribution Date
                                   occurring in March 2037.

Structure:                         Senior/Subordinate/Overcollateralization

Pricing Speed:                     4% to 23% CPR for months 1 to 12 and 23% CPR
                                   thereafter

Mortgage Pool:                     As of the Cut-off Date, the Mortgage Pool
                                   consists of approximately 4,633 fixed-rate, first lien, daily simple interest mortgage loans, with an outstanding principal balance of approximately


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

CRMSI 2007-1

                              Transaction Overview
--------------------------------------------------------------------------------

                                   $715,815,504.85.

                                   Approximately 95.75% of the mortgage loans are Equity Builder loans. A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest included in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date, are permitted to enroll at any point in the future. However, borrowers who enroll in Equity builder after loan closing do not receive the 0.25% interest rate reduction.

                                   Equity Builder enrollees choose bi-weekly, semi-monthly or monthly payments, and if at any point during the life of the loan the borrower elects out of the Equity Builder program, the payment frequency switches back to monthly and the rate increases by 0.25%; however, the amount of scheduled monthly payment stays the same, since it is always based on the higher rate.

                                   82.11% of the mortgage loans make bi-weekly payments. 10.93% of the mortgage loans make monthly payments. 6.97% of the mortgage loans make semi-monthly payments.

                                   Approximately 39.53% of the mortgage loans are eligible for a one-time rate reduction of either 0.50% or 1.00% in months 24, 36 or 48, provided that they have made the most recent 24 consecutive monthly payments on time. The borrowers are given 3 opportunities to qualify for rate reduction if they make 24 consecutive months of timely payments. For purposes of modeling assumptions it has been assumed that each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, in the 25th month of the loan.

                                   The characteristics of the pool of mortgage loans delivered on the Closing Date are not expected to differ materially from the characteristics of the mortgage loans described herein although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans set forth in this term-sheet may vary by as much as 5%.

Net Mortgage Rate:                 For each mortgage loan the applicable
                                   mortgage rate less the aggregate rate at which the Administrative Fees accrue.

Net WAC Rate:                      For any Distribution Date, the Net WAC Rate
                                   will equal the weighted average Net Mortgage
                                   Rates of the mortgage loans, weighted by the outstanding principal balance of each loan as of the first day of the related Due Period.

                                   For purposes of modeling assumptions it has been assumed that the interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months; further it has been assumed that the mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

Net WAC Rate Carryover Amount:     On any Distribution Date, the excess, if any,
                                   of (i) the amount of interest the related
                                   Certificates would have accrued for such Distribution Date based on its respective
                                   Coupon Rate, over (ii) the amount of interest the Certificates accrued for such
                                   Distribution Date based on the Net WAC Rate, together with the unpaid portion of any such excess from the prior Distribution Date plus interest accrued thereon at the related
                                   Coupon Rate for the most recent Interest
                                   Accrual Period.

Pass-Through Rate:                 For any Distribution Date the Pass-Through
                                   Rate will be the lesser of (i) the Coupon
                                   Rate and (ii) Net WAC Rate.

Interest Accrual Period:           The Interest Accrual Period for any
                                   Distribution Date and each class of
                                   Fixed-Rate Certificates will be the calendar month proceeding the month in which the Distribution Date occurs, and


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

CRMSI 2007-1

                              Transaction Overview
--------------------------------------------------------------------------------

                                   each such Interest Accrual Period will be deemed to be 30 days regardless of its actual length.

Interest Carry Forward Amount:     The Interest Carry Forward Amount with
                                   respect to any class of Fixed-Rate
                                   Certificates and any Distribution Date will be equal to the amount, if any, by which the interest due for that class of Certificates for the immediately preceding Distribution
                                   Date exceeded the actual amount distributed on the Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward
                                   Amount with respect to that class of
                                   Certificates remaining undistributed from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through
                                   Rate on such class of Certificates for the most recently ended Interest Accrual Period.

Excess Interest:                   Excess Interest, to the extent it is not used
                                   for other required purposes, including to absorb realized losses on the mortgage loans, to cover interest shortfalls on the Certificates or to fund any
                                   Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC
                                   Rate Carryover Amounts to the Certificates.

Available Funds:                   For any Distribution Date, the sum, net of
                                   amounts payable or reimbursable therefrom to the Servicer, the Certificate Administrator, or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the mortgage loans due during the related Due Period and received by the Servicer; (ii) unscheduled payments in respect of the mortgage loans
                                   (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the mortgage loans, occurring during the related prepayment period or proceeds from the repurchase of the mortgage loans due to the Optional
                                   Termination of the Trust); (iii) all interest advances with respect to the mortgage loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Due Period                         The Due Period for any Distribution Date is
                                   the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Prepayment Period:                 The Prepayment Period for any Distribution
                                   Date is the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Principal Remittance Amount:       For any Distribution Date, an amount equal to
                                   the aggregate of:

                                         (i)   the principal portion of all
                                               monthly payments received on the
                                               mortgage loans during the related
                                               Prepayment Period;

                                         (ii)  the principal portion of all
                                               proceeds received in respect of
                                               the repurchase of a mortgage
                                               loan, or, in the case of a
                                               substitution, amounts
                                               representing a principal
                                               adjustment, as required by the
                                               pooling and servicing agreement
                                               during the related Prepayment
                                               Period; and

                                         (iii) the principal portion of all
                                               other unscheduled collections,
                                               including insurance proceeds,
                                               liquidation proceeds and all full
                                               and partial Principal
                                               Prepayments, received during the
                                               related Prepayment Period net of
                                               reimbursements, including
                                               reimbursements to the Trustee and
                                               the Servicer, to the extent
                                               applied as recoveries of
                                               principal on the mortgage loans.

Principal Distribution Amount:     On any Distribution Date, the lesser of (i)
                                   the outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine
                                   Certificates and (ii) the Principal
                                   Remittance Amount plus any
                                   Overcollateralization Increase Amount minus any Overcollateralization Reduction Amount.

Class A Principal Distribution     With respect to any Distribution Date prior
Amount:                            to the Stepdown Date or on which a Trigger
                                   Event is in effect, 100% of the principal received on the mortgage loans (taking into account the Overcollateralization Increase
                                   Amount for such Distribution Date minus the Overcollateralization Reduction Amount for such Distribution Date), until the Class A
                                   Certificates have been paid in full. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A
                                   Certificates over (ii)


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

CRMSI 2007-1

                              Transaction Overview
--------------------------------------------------------------------------------

                                   the lesser of (a) approximately 70.50% of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

                                   All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, sixth to the Class A-5 Certificates, and seventh to the Class A-6 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Class A-6 Lockout Distribution     With respect to any Distribution Date, the
Amount:                            product of (a) the Class A-6 Lockout
                                   Percentage for that Distribution Date and (b) the Class A-6 Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount for a Distribution Date exceed the Class A
                                   Principal Distribution Amount or the
                                   Certificate Principal Balance of the Class
                                   A-6 Certificates immediately prior to that Distribution Date.

Class A-6 Lockout Percentage:      For each Distribution Date will be as
                                   follows:

                                       Period Lockout     Percentage
                                      -----------------   ----------
                                           1 to 36             0%
                                          37 to 60            45%
                                          61 to 72            80%
                                          73 to 84           100%
                                      85 and thereafter      300%

Class A-6 Pro Rata                 With respect to any Distribution Date, an
Distribution Amount:               amount equal to the product of (a) a
                                   fraction, the numerator of which is the
                                   Certificate Principal Balance of the Class
                                   A-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate Principal
                                   Balance of the Class A Certificates,
                                   immediately prior to that Distribution Date and (b) the Class A Principal Distribution
                                   Amount.

Class M Principal Distribution     The Mezzanine Certificates will NOT receive
Amount:                            any principal payments prior to the Stepdown
                                   Date or after the Stepdown Date if a Trigger
                                   Event is in effect unless the aggregate
                                   Certificate Principal Balance of the Class A
                                   Certificates has been reduced to zero.

                                   For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2 times the respective Class M Certificate's Initial Enhancement Percentage of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Senior Enhancement Percentage:     For any Distribution Date, the percentage
                                   obtained by dividing

                                   (x)   the sum of:

                                         (i)  the aggregate outstanding
                                              Certificate Principal Balance of
                                              the Class M Certificates, and

                                         (ii) the Overcollateralization Amount,
                                              after taking into account the
                                              distribution of the Principal
                                              Remittance Amount on such
                                              Distribution Date by

                                   (y)   the aggregate principal balance of the
                                         mortgage loans as of the last day of
                                         the related Due Period.

Priority of Distributions:         On each Distribution Date, Available Funds
                                   will be distributed as follows:

                                   1.    To pay interest on the Class A
                                         Certificates pro-rata based on the
                                         entitlement of such class, including
                                         any unpaid accrued Interest Carry
                                         Forward Amounts from a prior
                                         Distribution Date, and then, excluding
                                         any accrued Interest Carry Forward
                                         Amounts from prior


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

CRMSI 2007-1

                              Transaction Overview
--------------------------------------------------------------------------------

                                   Distribution Dates, to pay interest to the Mezzanine Certificates, sequentially.

                                   2.    To the extent of the Principal
                                         Distribution Amount, to the Class A
                                         Certificates, an amount up to the Class
                                         A Principal Distribution Amounts as
                                         applicable for the Distribution Date,
                                         until the respective Class A
                                         Certificates have been reduced to zero.

                                   3.    To the extent of the remaining
                                         Principal Distribution Amount, to the
                                         Mezzanine Certificates, sequentially,
                                         to pay the respective Class M Principal
                                         Distribution Amount until the
                                         respective Mezzanine Certificate
                                         principal balance has been reduced to
                                         zero.

                                   4.    To pay the Interest Carry Forward
                                         Amounts to the Mezzanine Certificates,
                                         sequentially.

                                   5.    To pay back applied realized losses
                                         allocated to the Mezzanine
                                         Certificates, sequentially.

                                   6.    To pay the Net WAC Rate Carryover
                                         Amounts, first, to the Class A
                                         Certificates, on a pro-rata basis, then
                                         sequentially, to the Mezzanine
                                         Certificates.

                                   7.    To pay any remaining amount to the
                                         Class CE and Class R Certificates in
                                         accordance with the Pooling and
                                         Servicing Agreement.

Optional Termination:              10% cleanup call based on the Cut-off Date
                                   Principal Balance of the mortgage loans.

Stepdown Date:                     The earlier to occur of:

                                   (i)   the Distribution Date on which the
                                         aggregate Certificate Principal Balance
                                         of the Class A Certificates is zero,
                                         and

                                   (ii)  the later to occur of:

                                         (x)  the Distribution Date in April
                                              2010 and

                                         (y)  the first Distribution Date on
                                              which the Senior Enhancement
                                              Percentage (calculated for this
                                              purpose only using the Certificate
                                              Principal Balance of each class of
                                              Certificates immediately prior to
                                              such Distribution Date) is greater
                                              than or equal to two times the
                                              Class A Initial Enhancement
                                              Percentage.

Trigger Event:                     The continuance of either a Delinquency
                                   Trigger or a Cumulative Loss Trigger.

Cumulative Loss Trigger:           A "Cumulative Loss Trigger" shall have
                                   occurred and be continuing if cumulative losses from the Cut-Off Date exceed the indicated %:

                                   Distribution Date Occurring in     Percentage
                                   ------------------------------     ----------

                                   April 2009 through March 2010        [0.80]%
                                   April 2010 through March 2011        [1.80]%
                                   April 2011 through March 2012        [3.05]%
                                   April 2012 through March 2013        [4.05]%
                                   April 2013 and thereafter            [4.80]%

Delinquency Trigger:               A "Delinquency Trigger" shall have occurred
                                   and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the mortgage loans that are (a) 60+ days delinquent (including loans in foreclosure and bankruptcy), or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the mortgage loans as of the last day of the related Due Period exceeds [50]% of the Senior Enhancement
                                   Percentage.

Credit Enhancement:                Credit Enhancement for the Certificates will
                                   be provided in the form of excess interest, overcollateralization and subordination.


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

CRMSI 2007-1

                              Transaction Overview
--------------------------------------------------------------------------------

Credit Enhancement Percentage:     The percentage obtained by dividing (x) the
                                   aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the mortgage loans.

                                                                      Stepdown Date
                                             Initial                 Targeted Credit
                                           Enhancement                 Enhancement
                                   Class   Percentage                  Percentage
                                   ---------------------------------------------------------
                                     A       14.75%      2x (Initial Enhancement Percentage)
                                    M-1      12.25%      2x (Initial Enhancement Percentage)
                                    M-2       9.50%      2x (Initial Enhancement Percentage)
                                    M-3       8.50%      2x (Initial Enhancement Percentage)
                                    M-4       7.60%      2x (Initial Enhancement Percentage)
                                    M-5       6.40%      2x (Initial Enhancement Percentage)
                                    M-6       5.80%      2x (Initial Enhancement Percentage)
                                    M-7       5.00%      2x (Initial Enhancement Percentage)
                                    M-8       4.40%      2x (Initial Enhancement Percentage)
                                    M-9       3.50%      2x (Initial Enhancement Percentage)

Overcollateralization Amount:      For any Distribution Date the excess, if any,
                                   of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related
                                   Prepayment Period) over (b) the aggregate
                                   Certificate Principal Balance of the Class A
                                   Certificates and the Mezzanine Certificates after taking into account the distributions of the amounts described above in the definition of Principal Remittance Amount on the related Distribution Date.

Overcollateralization Increase     An Overcollateralization Increase Amount with
Amount:                            respect to any Distribution Date equals the
                                   lesser of (a) the Excess Interest for such Distribution Date and (b) the amount, if any, by which the Targeted Overcollateralization
                                   Amount exceeds the Overcollateralization
                                   Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Reduction    An Overcollateralization Reduction Amount
Amount:                            with respect to any Distribution Date is the
                                   lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over
                                   (ii) the Targeted Overcollateralization
                                   Amount for such Distribution Date.

Targeted Overcollateralization     As of any Distribution Date, the Targeted
Amount:                            Overcollateralization Amount (a) prior to the
                                   Stepdown Date, is an amount equal to
                                   approximately 3.50% of the principal balance of the mortgage loans as of the Cut-off Date;
                                   (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 7.00% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period and (ii) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger
                                   Event is in effect, the Targeted
                                   Overcollateralization Amount for the
                                   immediately preceding Distribution Date.

Allocation of Losses:              Realized Losses on the mortgage loans will be
                                   allocated first to excess interest, second to the overcollateralization amount and third, to the Mezzanine Certificates in order of their reverse numerical class designations, until the Certificate Principal Balance of each Mezzanine Certificate has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the mortgage loans to the Class A
                                   Certificates; however, investors in such certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the Class A
                                   Certificates all principal and interest
                                   amounts to which such certificates are then entitled.


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

CRMSI 2007-1

                              Transaction Overview
--------------------------------------------------------------------------------

Advances:                          Subject to certain limitations, the Servicer
                                   intends to advance delinquent payments of interest on the mortgage loans. The Servicer has no obligation to advance delinquent payments of principal.

Compensating Interest:             The Servicer is obligated to offset any
                                   prepayment interest shortfalls for the
                                   related period, on any Distribution Date, with Compensating Interest. Compensating
                                   Interest will be limited to an amount equal to one half of the servicing fee for the related Due Period but not more than the servicing fee actually received.

ERISA Considerations:              Subject to the considerations contained in
                                   the core prospectus and prospectus, the
                                   Offered Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement account assets. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal
                                   Revenue Code of an ERISA Plan's acquisition and ownership of the Offered Certificates.

SMMEA Considerations:              The Class A, Class M-1, Class M-2, Class M-3
                                   and Class M-4 Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                   Enhancement Act of 1984 (SMMEA)."

Minimum Denominations:             $100,000 and multiples of $1 in excess
                                   thereof.

Form of Registration:              All Offered Certificates will be issued in
                                   book-entry form through DTC.


-----------------------------------------------------------------------------  9
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

CRMSI 2007-1


          -------------------------------------------------------------------------------------------------------
                                         Sensitivity Analysis - To 10% Optional Termination*
          -------------------------------------------------------------------------------------------------------
                                                 50%                 100%               150%                200%
          -------------------------------------------------------------------------------------------------------
                   A-1
                WAL (Yr)                         1.66                1.00               0.74                0.61
            Principal Window                    1 - 40              1 - 22             1 - 16              1 - 13
          Principal Window End                  Jul 10              Jan 09             Jul 08              Apr 08

                   A-2
                WAL (Yr)                         3.99                2.20               1.54                1.19
            Principal Window                   40 - 57             22 - 31             16 - 21            13 - 16
          Principal Window End                  Dec 11              Oct 09             Dec 08              Jul 08

                   A-3
                WAL (Yr)                         5.84                3.00               2.00                1.52
            Principal Window                   57 - 88             31 - 44             21 - 27            16 - 20
          Principal Window End                  Jul 14              Nov 10             Jun 09              Nov 08

                   A-4
                WAL (Yr)                        10.69                5.00               2.69                1.97
            Principal Window                   88 - 164            44 - 96             27 - 47            20 - 28
          Principal Window End                  Nov 20              Mar 15             Feb 11              Jul 09

                   A-5
                WAL (Yr)                        13.66                8.07               4.73                2.45
            Principal Window                  164 - 164            96 - 97             47 - 65            28 - 32
          Principal Window End                  Nov 20              Apr 15             Aug 12              Nov 09

                   A-6
                WAL (Yr)                         7.43                6.35               5.15                3.22
            Principal Window                   37 - 164            38 - 97             45 - 65            32 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11
          -------------------------------------------------------------------------------------------------------


*Speeds are a percentage of the Pricing Speed.


----------------------------------------------------------------------------- 10
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

CRMSI 2007-1

          -------------------------------------------------------------------------------------------------------
                                         Sensitivity Analysis - To 10% Optional Termination*
          -------------------------------------------------------------------------------------------------------
                                                 50%                 100%               150%                200%
          -------------------------------------------------------------------------------------------------------
                   M-1
                WAL (Yr)                         9.43                5.44               4.20                3.91
            Principal Window                   59 - 164            38 - 97             43 - 65            47 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11

                   M-2
                WAL (Yr)                         9.43                5.44               4.11                3.91
            Principal Window                   59 - 164            37 - 97             41 - 65            47 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11

                   M-3
                WAL (Yr)                         9.43                5.44               4.06                3.82
            Principal Window                   59 - 164            37 - 97             40 - 65            45 - 47
          Principal Window End                  Nov 20              Apr-15             Aug 12              Feb 11

                   M-4
                WAL (Yr)                         9.43                5.44               4.02                3.73
            Principal Window                   59 - 164            37 - 97             40 - 65            44 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11

                   M-5
                WAL (Yr)                         9.43                5.44               4.01                3.64
            Principal Window                   59 - 164            37 - 97             39 - 65            42 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11

                   M-6
                WAL (Yr)                         9.43                5.44               3.99                3.59
            Principal Window                   59 - 164            37 - 97             39 - 65            41 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11

                   M-7
                WAL (Yr)                         9.43                5.44               3.99                3.53
            Principal Window                   59 - 164            37 - 97             39 - 65            41 - 47
          Principal Window End                  Nov-20              Apr-15             Aug 12              Feb 11

                   M-8
                WAL (Yr)                         9.43                5.44               3.96                3.48
            Principal Window                   59 - 164            37 - 97             38 - 65            40 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11

                   M-9
                WAL (Yr)                         9.43                5.44               3.95                3.44
            Principal Window                   59 - 164            37 - 97             38 - 65            39 - 47
          Principal Window End                  Nov 20              Apr 15             Aug 12              Feb 11
          -------------------------------------------------------------------------------------------------------


*Speeds are a percentage of the Pricing Speed.


----------------------------------------------------------------------------- 11
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

CRMSI 2007-1


          -------------------------------------------------------------------------------------------------------
                                         Sensitivity Analysis - To Maturity*
          -------------------------------------------------------------------------------------------------------
                                                 50%                 100%               150%                200%
          -------------------------------------------------------------------------------------------------------
                   A-1
                WAL (Yr)                         1.66                1.00               0.74                0.61
            Principal Window                    1 - 40              1 - 22             1 - 16              1 - 13
          Principal Window End                  Jul 10              Jan 09             Jul 08              Apr 08

                   A-2
                WAL (Yr)                         3.99                2.20               1.54                1.19
            Principal Window                   40 - 57             22 - 31             16 - 21            13 - 16
          Principal Window End                  Dec 11              Oct 09             Dec 08              Jul 08

                   A-3
                WAL (Yr)                         5.84                3.00               2.00                1.52
            Principal Window                   57 - 88             31 - 44             21 - 27            16 - 20
          Principal Window End                  Jul 14              Nov 10             Jun 09              Nov 08

                   A-4
                WAL (Yr)                        10.73                5.00               2.69                1.97
            Principal Window                   88 - 175            44 - 96             27 - 47            20 - 28
          Principal Window End                  Oct 21              Mar 15             Feb 11              Jul 09

                   A-5
                WAL (Yr)                        17.48               11.28               5.27                2.45
            Principal Window                  175 - 254            96 - 199           47 - 140            28 - 32
          Principal Window End                  May 28              Oct 23             Nov 18              Nov 09

                   A-6
                WAL (Yr)                         7.45                6.53               6.41                4.13
            Principal Window                   37 - 252            38 - 197           45 - 138            32 - 102
          Principal Window End                  Mar 28              Aug 23             Sep 18              Sep 15
          -------------------------------------------------------------------------------------------------------


*Speeds are a percentage of the Pricing Speed.


----------------------------------------------------------------------------- 12
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

CRMSI 2007-1


          -------------------------------------------------------------------------------------------------------
                                         Sensitivity Analysis - To Maturity*
          -------------------------------------------------------------------------------------------------------
                                                 50%                 100%               150%                200%
          -------------------------------------------------------------------------------------------------------
                   M-1
                WAL (Yr)                        10.03                5.95               4.55                4.86
            Principal Window                   59 - 234            38 - 161           43 - 110            53 - 80
          Principal Window End                  Sep 26              Aug 20             May 16              Nov 13

                   M-2
                WAL (Yr)                        10.01                5.92               4.44                4.31
            Principal Window                   59 - 230            37 - 155           41 - 106            47 - 76
          Principal Window End                  May 26              Feb 20             Jan 16              Jul 13

                   M-3
                WAL (Yr)                         9.99                5.89               4.38                4.05
            Principal Window                   59 - 222            37 - 146            40 - 99            45 - 72
          Principal Window End                  Sep 25              May 19             Jun 15              Mar 13

                   M-4
                WAL (Yr)                         9.97                5.87               4.32                3.95
            Principal Window                   59 - 219            37 - 142            40 - 97            44 - 70
          Principal Window End                  Jun 25              Jan 19             Apr 15              Jan 13

                   M-5
                WAL (Yr)                         9.94                5.84               4.29                3.84
            Principal Window                   59 - 215            37 - 138            39 - 94            42 - 68
          Principal Window End                  Feb 25              Sep 18             Jan 15              Nov 12

                   M-6
                WAL (Yr)                         9.90                5.81               4.24                3.77
            Principal Window                   59 - 208            37 - 132            39 - 89            41 - 65
          Principal Window End                  Jul 24              Mar 18             Aug 14              Aug 12

                   M-7
                WAL (Yr)                         9.87                5.78               4.22                3.70
            Principal Window                   59 - 204            37 - 129            39 - 87            41 - 63
          Principal Window End                  Mar 24              Dec 17             Jun 14              Jun 12

                   M-8
                WAL (Yr)                         9.82                5.73               4.16                3.63
            Principal Window                   59 - 198            37 - 123            38 - 83            40 - 60
          Principal Window End                  Sep 23              Jun 17             Feb 14              Mar 12

                  M-9
                WAL (Yr)                         9.74                5.67               4.11                3.56
            Principal Window                   59 - 192            37 - 119            38 - 80            39 - 58
          Principal Window End                  Mar 23              Feb 17             Nov 13              Jan 12
          -------------------------------------------------------------------------------------------------------


*Speeds are a percentage of the Pricing Speed.


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

CRMSI 2007-1

                       ASSUMED MONTHLY EXCESS INTEREST (%)
                       -----------------------------------

       Pd   Excess Interest   Pd   Excess Interest   Pd   Excess Interest
       --------------------   --------------------   --------------------
       1          2.44        34          2.34       67         2.30
       2          2.44        35          2.34       68         2.29
       3          2.44        36          2.34       69         2.29
       4          2.45        37          2.34       70         2.29
       5          2.45        38          2.32       71         2.29
       6          2.45        39          2.32       72         2.29
       7          2.46        40          2.31       73         2.29
       8          2.46        41          2.31       74         2.29
       9          2.47        42          2.31       75         2.29
       10         2.47        43          2.30       76         2.29
       11         2.48        44          2.30       77         2.29
       12         2.49        45          2.30       78         2.28
       13         2.49        46          2.30       79         2.28
       14         2.50        47          2.30       80         2.28
       15         2.51        48          2.30       81         2.28
       16         2.51        49          2.30       82         2.28
       17         2.52        50          2.30       83         2.28
       18         2.53        51          2.30       84         2.28
       19         2.53        52          2.30       85         2.27
       20         2.54        53          2.30       86         2.27
       21         2.55        54          2.30       87         2.27
       22         2.54        55          2.30       88         2.26
       23         2.31        56          2.30       89         2.26
       24         2.31        57          2.30       90         2.26
       25         2.32        58          2.30       91         2.25
       26         2.32        59          2.30       92         2.25
       27         2.32        60          2.30       93         2.24
       28         2.32        61          2.30       94         2.24
       29         2.33        62          2.30       95         2.24
       30         2.33        63          2.30       96         2.23
       31         2.33        64          2.30       97         2.23
       32         2.33        65          2.30
       33         2.33        66          2.30

Assumptions:

1. Run at Pricing Speed
2. Calculated 30/360
3. Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.


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CRMSI 2007-1

                                    BREAKEVEN
                                    ---------

                 Class   CDR BE RATE(%)   WAL(yr)   Cum Loss(%)
                 ----------------------------------------------
                  M-1        16.47          9.75       16.53
                  M-2        13.13         10.38       14.11
                  M-3        12.02         12.76       13.23
                  M-4        11.07         13.32       12.44
                  M-5         9.85         13.10       11.37
                  M-6         9.26         14.78       10.84
                  M-7         8.49         14.37       10.11
                  M-8         7.98         15.20        9.62
                  M-9         7.40         14.55        9.05

Assumptions:
1. Run at Pricing Speed to maturity
2. Assumes deal does not step-down
3. 40% Loss Severity
4. 6 month recovery lag
5. Scheduled interest is advanced on every loan
6. CDRs are approximate
7. Settlement Date is March 29, 2007.
8. Breakeven CDR is last CDR without the Class taking a loss.


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CRMSI 2007-1

                          Aggregate Collateral: Summary
                          -----------------------------

       Statistics for the mortgage loans listed below are based on Cut-Off
                                 Date balances.
       -------------------------------------------------------------------

                                                                   Minimum       Maximum
                                                                   -------       -------
Current Principal Balance:                      $715,815,504.85

Number of Mortgage Loans:                            4,633

Average Scheduled Principal Balance:              $154,503.67     $12,394.09   $647,815.32

Weighted Average Gross Mortgage Rate (1):           8.471%          5.750%       12.126%

Weighted Average Original Credit Score (2):           690            467           848

Weighted Average LTV Ratio (3):                     79.21%          6.50%        100.00%

Weighted Average Combined LTV Ratio (4):            79.25%          6.50%        100.00%

Weighted Average Scheduled Remaining Term:        329 Months      53 Months     360 Months

Weighted Average Amortized Remaining Term(5):     245 Months      38 Months     360 Months

Weighted Average Original Term:                   331 Months      60 Months     360 Months

Weighted Average Seasoning:                        2 Months        0 Months     12 Months

Percent Interest Only Loans:                         0.00%

Percent Second Liens:                                0.00%

Percent of First Lien with Silent Seconds:           0.33%

Weighted Average Debt-To-Income Ratio:              42.23%          1.11%         60.00%


(1) The gross mortgage rate shown is after the 0.25% Equity Builder discount, where applicable
(2) A two-bureau merged credit report must be obtained for each applicant. The choice of which bureau's FICO score will be used for credit grading purposes is based on the primary borrower's primary bureau score, as determined by the Credit Bureau Preference Table (i.e., the credit bureau in each zip code which, in the view of the lender, produces the most comprehensive report for borrowers in that zip code)
(3)   LTV = principal balance at origination / property value at origination
(4) Combined LTV = principal balance at origination+ balance of any known silent second lien (as applicable) / property value at origination
(5) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.


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CRMSI 2007-1

                       Product Type of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Product Type                                       Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Fixed-Rate, Daily Simple Interest                    4,633          715,815,504.85      100.00      8.471        690           79.25
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


                     Original Balance of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Range of Original Balances ($)                     Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
15,179.30 - 25,000.00                                   30              599,805.87        0.08      8.506        701           41.42
25,000.01 - 50,000.00                                  256            9,827,753.69        1.37      8.353        676           54.29
50,000.01 - 75,000.00                                  517           32,670,712.86        4.56      8.483        680           71.27
75,000.01 - 100,000.00                                 641           55,554,821.77        7.76      8.596        679           74.61
100,000.01 - 125,000.00                                622           69,312,503.54        9.68      8.499        689           77.31
125,000.01 - 150,000.00                                574           78,304,864.14       10.94      8.646        687           79.92
150,000.01 - 175,000.00                                461           74,690,795.88       10.43      8.454        694           80.65
175,000.01 - 200,000.00                                382           71,289,135.66        9.96      8.525        690           80.51
200,000.01 - 225,000.00                                285           60,226,039.76        8.41      8.483        689           80.16
225,000.01 - 250,000.00                                241           57,032,673.21        7.97      8.453        688           80.09
250,000.01 - 275,000.00                                161           41,984,211.37        5.87      8.450        694           82.42
275,000.01 - 300,000.00                                128           36,731,097.58        5.13      8.393        691           80.20
300,000.01 - 325,000.00                                 69           21,457,220.33        3.00      8.323        694           80.51
325,000.01 - 350,000.00                                 68           22,793,576.54        3.18      8.390        700           80.79
350,000.01 - 375,000.00                                 57           20,499,948.11        2.86      8.274        698           80.54
375,000.01 - 400,000.00                                 33           12,753,123.62        1.78      8.502        691           87.25
400,000.01 - 450,000.00                                 54           22,731,060.10        3.18      8.159        704           81.52
450,000.01 - 500,000.00                                 29           13,786,890.46        1.93      8.196        710           84.23
500,000.01 - 550,000.00                                 17            8,864,857.81        1.24      8.520        698           88.05
550,000.01 - 600,000.00                                  5            2,790,861.83        0.39      8.233        697           77.45
600,000.01 - 650,000.00                                  2            1,266,836.95        0.18      8.210        711           89.06
650,000.01 - 650,991.33                                  1              646,713.77        0.09      7.894        716           93.00
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The average original balance of the mortgage loans, as of the Cut-Off Date, is $155,427.96.


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

CRMSI 2007-1

                      Current Balance of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Current Balance ($)                                Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
12,394.09 - 25,000.00                                   32              643,324.97        0.09      8.444        705           42.93
25,000.01 - 50,000.00                                  270           10,555,896.09        1.47      8.338        677           54.66
50,000.01 - 75,000.00                                  522           33,423,713.89        4.67      8.489        680           70.98
75,000.01 - 100,000.00                                 635           55,509,538.45        7.75      8.599        679           74.78
100,000.01 - 125,000.00                                622           69,697,738.12        9.74      8.510        689           77.62
125,000.01 - 150,000.00                                568           77,784,990.47       10.87      8.637        687           79.91
150,000.01 - 175,000.00                                466           75,782,783.48       10.59      8.460        694           80.59
175,000.01 - 200,000.00                                379           71,043,340.70        9.92      8.520        690           80.38
200,000.01 - 225,000.00                                282           59,817,139.98        8.36      8.481        689           80.31
225,000.01 - 250,000.00                                244           57,985,694.53        8.10      8.431        689           79.84
250,000.01 - 275,000.00                                155           40,621,424.65        5.67      8.470        693           83.24
275,000.01 - 300,000.00                                127           36,556,380.93        5.11      8.415        690           79.90
300,000.01 - 325,000.00                                 70           21,877,755.21        3.06      8.289        697           80.34
325,000.01 - 350,000.00                                 68           22,921,828.17        3.20      8.397        697           80.36
350,000.01 - 375,000.00                                 55           19,875,297.01        2.78      8.291        700           81.15
375,000.01 - 400,000.00                                 31           12,014,811.49        1.68      8.468        692           87.31
400,000.01 - 450,000.00                                 53           22,347,685.89        3.12      8.171        702           81.92
450,000.01 - 500,000.00                                 30           14,284,680.59        2.00      8.175        710           83.89
500,000.01 - 550,000.00                                 17            8,915,112.29        1.25      8.591        697           89.48
550,000.01 - 600,000.00                                  4            2,242,817.22        0.31      8.087        698           72.12
600,000.01 - 647,815.32                                  3            1,913,550.72        0.27      8.103        713           90.39
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The average current balance of the mortgage loans, as of the Cut-Off Date, is $154,503.67.

                    Gross Mortgage Rate of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Gross Mortgage Rate (%)                            Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
5.750 - 6.000                                            1               34,839.85        0.00      5.750        684            6.82
6.001 - 6.500                                            2              598,433.03        0.08      6.248        749           67.30
6.501 - 7.000                                           78            7,710,846.60        1.08      6.937        736           52.86
7.001 - 7.500                                          596           87,634,812.11       12.24      7.220        737           62.01
7.501 - 8.000                                        1,022          165,513,503.12       23.12      7.693        735           67.09
8.001 - 8.500                                          743          122,242,808.72       17.08      8.280        701           82.64
8.501 - 9.000                                          932          148,399,167.50       20.73      8.755        684           87.18
9.001 - 9.500                                          484           72,811,802.67       10.17      9.231        646           87.75
9.501 - 10.000                                         383           55,749,388.55        7.79      9.767        621           91.35
10.001 - 10.500                                        270           38,913,313.67        5.44     10.224        607           95.39
10.501 - 11.000                                        104           14,308,357.25        2.00     10.686        587           93.82
11.001 - 11.500                                         14            1,662,851.21        0.23     11.222        548           89.11
11.501 - 12.000                                          3              220,985.49        0.03     11.641        550           83.07
12.001 - 12.126                                          1               14,395.08        0.00     12.126        559           20.27
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average gross mortgage rate of the mortgage loans, as of the Cut-Off Date, is 8.471%.


----------------------------------------------------------------------------- 18
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

                 Original Term to Maturity of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
Original Term                                     Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
to Maturity (Months) Loans                        Principal B     Balance($)         Rate (%)     Score     Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
60 - 240                                             1,183          119,319,585.21       16.67      8.123        701           66.69
241 - 300                                               88           11,600,360.96        1.62      8.319        691           74.45
301 - 360                                            3,362          584,895,558.68       81.71      8.545        688           81.91
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average original term to maturity of the mortgage loans, as of the Cut-Off Date, is 331 months.

                Remaining Term to Maturity of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
Remaining Term to Maturity                        Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
(Months)                                           Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
53 - 59                                                 19              895,761.15        0.13      7.706        700           44.74
60 - 240                                             1,164          118,423,824.06       16.54      8.126        701           66.85
241 - 300                                               88           11,600,360.96        1.62      8.319        691           74.45
301 - 360                                            3,362          584,895,558.68       81.71      8.545        688           81.91
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average remaining term to maturity of the mortgage loans, as of the Cut-Off Date, is 329 months.

                         Seasoning of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Seasoning (Months)                                 Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
0                                                      752          126,617,520.66       17.69      8.159        691           79.72
1-3                                                  3,524          549,123,918.20       76.71      8.523        691           79.25
4-6                                                    177           22,504,293.48        3.14      8.803        684           78.59
7-9                                                     94            9,439,482.89        1.32      8.719        681           75.01
10-12                                                   86            8,130,289.62        1.14      8.615        662           78.80
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average seasoning of the mortgage loans, as of the Cut-Off Date, is 2 months.


----------------------------------------------------------------------------- 19
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

                       Credit Score of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Credit Score                                       Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
467 - 475                                                1               61,229.73        0.01     10.625        467           77.57
501 - 525                                                9            1,177,203.33        0.16     10.054        510           78.32
526 - 550                                               70            7,658,159.70        1.07     10.195        541           74.18
551 - 575                                              169           20,948,780.37        2.93      9.904        565           81.19
576 - 600                                              248           33,037,462.35        4.62      9.764        589           84.96
601 - 625                                              369           53,163,594.47        7.43      9.433        614           82.72
626 - 650                                              452           67,251,810.95        9.40      9.175        639           82.64
651 - 675                                              572           88,292,463.46       12.33      8.892        663           83.07
676 - 700                                              656          108,287,771.92       15.13      8.255        688           82.38
701 - 725                                              680          117,545,026.47       16.42      7.988        713           79.76
726 - 750                                              608          100,156,643.91       13.99      7.904        737           76.77
751 - 775                                              439           68,598,776.13        9.58      7.779        762           72.69
776 - 800                                              271           36,775,601.42        5.14      7.704        786           67.80
801 - 848                                               89           12,860,980.64        1.80      7.611        814           62.46
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average credit score of the mortgage loans, as of the Cut-Off Date, is (690.)

                    Loan-to-Value Ratio of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Loan-to-Value Ratio (%)                            Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
6.50 - 10.00                                            14              432,476.42        0.06      7.403        730            8.39
10.01 - 15.00                                           23            1,205,159.69        0.17      7.513        721           13.15
15.01 - 20.00                                           29            1,565,143.11        0.22      7.905        708           18.01
20.01 - 25.00                                           43            3,137,288.45        0.44      7.668        724           22.70
25.01 - 30.00                                           69            5,872,552.35        0.82      7.607        727           27.61
30.01 - 35.00                                           91            8,734,829.20        1.22      7.714        726           32.38
35.01 - 40.00                                          103           12,288,269.22        1.72      7.796        722           37.63
40.01 - 45.00                                          105           13,404,402.33        1.87      7.675        720           42.58
45.01 - 50.00                                          125           17,767,703.08        2.48      7.862        708           48.20
50.01 - 55.00                                          151           20,119,907.77        2.81      7.814        709           52.16
55.01 - 60.00                                          193           28,645,091.49        4.00      7.915        701           57.76
60.01 - 65.00                                          229           35,451,111.40        4.95      7.753        707           62.62
65.01 - 70.00                                          285           44,019,868.94        6.15      7.851        698           67.93
70.01 - 75.00                                          391           60,370,345.32        8.43      7.918        693           72.94
75.01 - 80.00                                          508           76,564,348.47       10.70      8.026        696           78.19
80.01 - 85.00                                          374           64,262,692.10        8.98      8.513        681           83.02
85.01 - 90.00                                          420           67,956,559.21        9.49      8.725        686           88.23
90.01 - 95.00                                          506           90,006,315.23       12.57      9.056        666           93.39
95.01 - 100.00                                         974          164,011,441.07       22.91      9.222        684           99.00
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.21%.


----------------------------------------------------------------------------- 20
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

               Combined Loan-to-Value Ratio of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
Combined Loan-to-Value                            Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Ratio (%)                                          Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
6.50 - 10.00                                            14              432,476.42        0.06      7.403        730            8.39
10.01 - 20.00                                           51            2,673,186.06        0.37      7.758        715           15.60
20.01 - 30.00                                          112            9,003,107.24        1.26      7.605        727           25.72
30.01 - 40.00                                          194           21,034,002.58        2.94      7.769        723           35.44
40.01 - 50.00                                          227           30,731,107.72        4.29      7.773        713           45.41
50.01 - 60.00                                          345           48,944,912.76        6.84      7.875        704           55.43
60.01 - 70.00                                          513           79,358,745.37       11.09      7.804        702           65.43
70.01 - 75.00                                          391           60,166,801.14        8.41      7.917        693           72.91
75.01 - 80.00                                          507           76,651,807.06       10.71      8.027        696           78.19
80.01 - 85.00                                          376           64,426,446.14        9.00      8.510        682           83.01
85.01 - 90.00                                          420           67,956,559.21        9.49      8.725        686           88.23
90.01 - 95.00                                          507           90,090,334.77       12.59      9.056        666           93.39
95.01 - 100.00                                         976          164,346,018.38       22.96      9.221        685           99.00
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average combined loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.25%.

                   Silent Second Status of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Silent Second Status                               Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
None                                                 4,612          713,486,922.54       99.67      8.472        690           79.29
Has Silent Second                                       21            2,328,582.31        0.33      8.146        708           66.50
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


                      Occupancy Type of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Occupancy Type                                     Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Primary                                              4,598          712,214,890.32       99.50      8.471        690           79.28
Investor                                                22            2,111,001.57        0.29      8.416        708           75.91
Second Home                                             13            1,489,612.96        0.21      8.725        682           68.83
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25



----------------------------------------------------------------------------- 21
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

                       Property Type of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Property Type                                      Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Single Family                                        3,923          591,658,955.16       82.66      8.468        691           78.97
PUD                                                    340           73,394,414.35       10.25      8.586        685           84.30
Condominium                                            147           24,282,730.38        3.39      8.593        691           83.32
Two Family                                              65           15,156,839.22        2.12      8.044        711           68.92
Manufactured Housing                                   150           10,007,489.90        1.40      8.172        680           66.97
Three Family                                             6            1,109,854.31        0.16      8.170        710           63.13
Low Rise Condominium                                     1              104,100.57        0.01      7.195        689           34.28
Townhouse                                                1              101,120.96        0.01      8.832        638           78.26
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


                       Loan Purpose of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Loan Purpose                                       Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Cash-Out Refinance                                   4,573          709,488,731.80       99.12      8.465        690           79.19
Rate/Term Refinance                                     60            6,326,773.05        0.88      9.102        669           86.75
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


                    Documentation Type of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Documentation Type                                 Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Full                                                 2,228          340,055,197.33       47.51      8.934        659           82.92
Alternative                                          1,808          278,644,711.62       38.93      8.039        719           75.43
Model Verified Income                                  579           94,267,622.37       13.17      8.057        717           77.19
No Income Qualifier (CTB - Stated
Income Program for Self-employed)                       18            2,847,973.53        0.40      9.081        693           83.29
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


                       Lien Position of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Lien Position                                      Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
First Lien                                           4,633          715,815,504.85      100.00      8.471        690           79.25
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25



----------------------------------------------------------------------------- 22
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

                      Location of the Mortgaged Properties


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Location                                           Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
California                                             487          115,318,929.34       16.11      8.056        702           67.82
Florida                                                357           59,299,296.33        8.28      8.471        679           76.29
Arizona                                                202           32,179,100.49        4.50      8.296        689           75.53
New York                                               166           31,031,217.43        4.34      8.157        704           74.76
Washington                                             165           30,634,111.54        4.28      8.550        686           83.43
Georgia                                                217           28,779,210.63        4.02      9.305        666           88.39
Illinois                                               179           27,856,209.97        3.89      8.495        684           82.65
Virginia                                               153           26,792,505.50        3.74      8.362        686           78.15
Utah                                                   151           25,631,587.40        3.58      8.380        707           83.58
Maryland                                               110           23,889,626.11        3.34      8.342        683           78.27
Texas                                                  256           21,410,815.77        2.99      8.775        667           77.50
Pennsylvania                                           151           18,064,429.87        2.52      8.375        692           81.36
Wisconsin                                              127           17,869,283.01        2.50      8.441        698           83.66
New Jersey                                              81           17,566,897.74        2.45      8.672        685           75.49
Idaho                                                  104           15,457,820.39        2.16      8.571        686           83.99
Louisiana                                              126           15,241,618.23        2.13      8.908        666           87.54
Missouri                                               136           14,807,321.41        2.07      8.617        690           87.15
Nevada                                                  61           14,733,129.82        2.06      8.392        694           83.84
Oregon                                                  72           14,097,539.63        1.97      8.428        682           79.97
Massachusetts                                           56           11,937,387.41        1.67      8.297        725           72.58
Oklahoma                                               136           11,932,809.35        1.67      8.795        684           87.82
Minnesota                                               75           11,769,625.10        1.64      8.515        708           78.72
Ohio                                                    97           11,191,018.80        1.56      8.605        697           88.14
Iowa                                                   107           10,833,967.61        1.51      8.651        700           89.05
Michigan                                                79            9,359,006.09        1.31      8.627        694           86.13
Colorado                                                45            7,886,476.49        1.10      8.614        703           86.92
Connecticut                                             42            7,129,793.44        1.00      8.634        674           80.26
Kansas                                                  63            7,053,139.29        0.99      8.646        700           87.99
New Hampshire                                           38            7,005,370.14        0.98      8.213        721           81.52
South Carolina                                          59            6,840,976.07        0.96      9.406        655           90.24
Alabama                                                 59            6,217,031.84        0.87      8.879        674           86.94
Nebraska                                                50            5,188,518.85        0.72      8.842        707           90.98
Mississippi                                             58            5,169,333.90        0.72      9.364        637           89.24
New Mexico                                              38            4,967,101.70        0.69      9.053        680           82.66
Arkansas                                                54            4,890,635.95        0.68      9.092        668           87.04
Tennessee                                               48            4,733,164.27        0.66      8.714        683           86.13
Indiana                                                 42            4,653,193.26        0.65      8.485        700           85.04
Hawaii                                                  14            3,602,553.14        0.50      8.032        708           68.89
Rhode Island                                            14            3,302,687.05        0.46      8.152        724           78.44
North Carolina                                          36            3,107,115.24        0.43      8.777        696           83.36
Alaska                                                  16            3,021,078.38        0.42      8.837        682           88.12
Maine                                                   26            2,990,886.94        0.42      7.855        735           71.11
Kentucky                                                29            2,974,622.77        0.42      8.626        699           88.29
Delaware                                                15            2,822,835.07        0.39      8.137        700           78.54
Wyoming                                                 10            1,581,141.79        0.22      8.798        684           89.53
Vermont                                                  9            1,279,521.13        0.18      7.949        715           78.01
South Dakota                                             6              659,055.31        0.09      8.425        732           92.64
North Dakota                                             5              627,848.68        0.09      8.097        747           90.75
Montana                                                  2              216,645.15        0.03      7.380        688           60.21
West Virginia                                            4              210,314.03        0.03      8.773        641           56.72
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25



----------------------------------------------------------------------------- 23
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

                   Debt-to-Income Ratio of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Debt-to-Income Ratio (%)                           Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
1.11 - 10.00                                            18              946,804.90        0.13      8.341        697           54.05
10.01 - 20.00                                          232           20,859,055.80        2.91      7.946        720           63.55
20.01 - 30.00                                          791           95,964,191.99       13.41      8.124        709           73.45
30.01 - 40.00                                        1,227          182,658,089.49       25.52      8.397        694           78.24
40.01 - 50.00                                        1,180          197,971,398.18       27.66      8.542        688           80.83
50.01 - 60.00                                        1,185          217,415,964.49       30.37      8.672        678           82.85
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


The weighted-average debt-to-income ratio of the mortgage loans for which it is available, as of the Cut-Off Date, is 42.23%.

                    Interest Only Term of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Interest Only Term                                 Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
None                                                 4,633          715,815,504.85      100.00      8.471        690           79.25
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


                  Historical Delinquency of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Historical Delinquency                             Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
0x30 Days Delinquent                                 4,575          707,628,072.37       98.86      8.464        691           79.28
1x30 Days Delinquent                                    58            8,187,432.48        1.14      9.043        655           76.79
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25



----------------------------------------------------------------------------- 24
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

                      Appraisal Type of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Appraisal Type                                     Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Full Appraisal                                       3,770          599,379,720.59       83.73      8.594        685           82.12
Automated Valuation Model                              779          107,530,961.20       15.02      7.788        718           63.06
Exterior Inspection Only                                33            3,903,056.17        0.55      8.446        711           85.77
Appraisal from Prior Loan                               18            3,088,042.60        0.43      8.398        704           82.85
Field Review                                            30            1,775,367.56        0.25      8.564        679           71.68
Broker Price Opinion                                     3              138,356.73        0.02      8.913        649           70.76
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


             Rate Reduction Program Status of the Mortgage Loans (1)


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Rate Reduction Program Status                      Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
None                                                 2,671          432,883,751.38       60.47      7.943        730           76.96
50bp Reduction                                       1,347          205,145,866.87       28.66      9.091        648           83.09
100bp Reduction                                        615           77,785,886.60       10.87      9.777        582           81.87
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


(1) In the 24th month of the loan, a borrower who has made all previous payments in a timely manner will have his/her mortgage rate reduced by the applicable amount.

             Equity Builder Program Status of the Mortgage Loans (1)


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Equity Builder Program Status                      Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Equity Builder Program                               4,419          685,364,228.44       95.75      8.441        692           79.16
None                                                   214           30,451,276.41        4.25      9.146        659           81.30
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


(1) A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date are permitted to enroll at any point in the future.


----------------------------------------------------------------------------- 25
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

CRMSI 2007-1

                     Payment Frequency of the Mortgage Loans


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Payment Frequency                                  Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Monthly                                                543           78,203,174.71       10.93      8.763        669           79.50
Semi-Monthly                                           327           49,873,019.09        6.97      8.541        682           78.91
Bi-Weekly                                            3,763          587,739,311.05       82.11      8.426        694           79.25
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


               Prepayment Penalty Terms of the Mortgage Loans (1)


                                                                                                                         Weighted
                                                   Number                              % of      Weighted   Weighted      Average
                                                     of                              Aggregate   Average    Average      Combined
                                                  Mortgage         Aggregate         Principal   Mortgage    Credit    Loan-to-Value
Prepayment Penalty Term (Months)                   Loans     Principal Balance ($)    Balance    Rate (%)    Score       Ratio (%)
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
None                                                   861          115,507,150.76       16.14      8.863        682           80.96
36                                                   3,772          600,308,354.09       83.86      8.396        692           78.92
-----------------------------------------------   --------   ---------------------   ---------   --------   --------   -------------
Total:                                               4,633          715,815,504.85      100.00      8.471        690           79.25


(1) No prepayment penalty proceeds will go to any of the Offered Certificates. If the borrower refinances with a Citigroup entity, the Servicer will waive the prepayment penalty.


----------------------------------------------------------------------------- 26
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                             Advisor immediately.

                              Rating Agency Contacts
                       ----------------------------------

                       Standard & Poor's
                       -----------------
                       Amy Samuels         (212) 438-2874

                       Moody's
                       -------
                       Greg Gemson         (212) 553-2794